Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

FIREFLY NEUROSCIENCE, INC.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Shares of common stock, par value $0.0001	(1)	457(o)		$		$0.0001381	$
Fees to be Paid	Equity	Shares of preferred Stock, par value $0.0001	(2)	457(o)				0.0001381
Fees to be Paid	Debt	Debt securities	(3)	457(o)				0.0001381
Fees to be Paid	Equity	Warrants	(4)	457(o)				0.0001381
Fees to be Paid	Other	Subscription rights	(5)	457(o)				0.0001381
Fees to be Paid	Other	Units	(6)	457(o)				0.0001381
Fees to be Paid	Unallocated (Universal) Shelf		(7)	457(o)		$	$250,000,000.00	0.0001381		$34,525.00

Total Offering Amounts:							$250,000,000.00			34,525.00
Total Fees Previously Paid:										0.00
Total Fee Offsets:										0.00
Net Fee Due:										$34,525.00

__________________________________________
Offering Note(s)

(1)	There are being registered hereunder such indeterminate (a) number of shares of common stock, $0.0001 par value per share (“common stock”), (b) number of shares of preferred stock, $0.0001 par value per share (“preferred stock”), (c) principal amount of debt securities, (d) number of warrants to purchase common stock, preferred stock or debt securities; (e) number of rights to purchase common stock, preferred stock, debt securities, warrants, or units, and (f) number of units consisting of common stock, preferred stock, debt securities, warrants, rights, or any combination thereof, as shall have an aggregate initial offering price not to exceed $250,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $250,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate number of common stock, preferred stock, and debt securities as may be issued upon conversion, exercise or exchange of convertible, exercisable or exchangeable securities being registered hereunder or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(2)	There are being registered hereunder such indeterminate (a) number of shares of common stock, $0.0001 par value per share (“common stock”), (b) number of shares of preferred stock, $0.0001 par value per share (“preferred stock”), (c) principal amount of debt securities, (d) number of warrants to purchase common stock, preferred stock or debt securities; (e) number of rights to purchase common stock, preferred stock, debt securities, warrants, or units, and (f) number of units consisting of common stock, preferred stock, debt securities, warrants, rights, or any combination thereof, as shall have an aggregate initial offering price not to exceed $250,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $250,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate number of common stock, preferred stock, and debt securities as may be issued upon conversion, exercise or exchange of convertible, exercisable or exchangeable securities being registered hereunder or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(3)	There are being registered hereunder such indeterminate (a) number of shares of common stock, $0.0001 par value per share (“common stock”), (b) number of shares of preferred stock, $0.0001 par value per share (“preferred stock”), (c) principal amount of debt securities, (d) number of warrants to purchase common stock, preferred stock or debt securities; (e) number of rights to purchase common stock, preferred stock, debt securities, warrants, or units, and (f) number of units consisting of common stock, preferred stock, debt securities, warrants, rights, or any combination thereof, as shall have an aggregate initial offering price not to exceed $250,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $250,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate number of common stock, preferred stock, and debt securities as may be issued upon conversion, exercise or exchange of convertible, exercisable or exchangeable securities being registered hereunder or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(4)	There are being registered hereunder such indeterminate (a) number of shares of common stock, $0.0001 par value per share (“common stock”), (b) number of shares of preferred stock, $0.0001 par value per share (“preferred stock”), (c) principal amount of debt securities, (d) number of warrants to purchase common stock, preferred stock or debt securities; (e) number of rights to purchase common stock, preferred stock, debt securities, warrants, or units, and (f) number of units consisting of common stock, preferred stock, debt securities, warrants, rights, or any combination thereof, as shall have an aggregate initial offering price not to exceed $250,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $250,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate number of common stock, preferred stock, and debt securities as may be issued upon conversion, exercise or exchange of convertible, exercisable or exchangeable securities being registered hereunder or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(5)	There are being registered hereunder such indeterminate (a) number of shares of common stock, $0.0001 par value per share (“common stock”), (b) number of shares of preferred stock, $0.0001 par value per share (“preferred stock”), (c) principal amount of debt securities, (d) number of warrants to purchase common stock, preferred stock or debt securities; (e) number of rights to purchase common stock, preferred stock, debt securities, warrants, or units, and (f) number of units consisting of common stock, preferred stock, debt securities, warrants, rights, or any combination thereof, as shall have an aggregate initial offering price not to exceed $250,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $250,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate number of common stock, preferred stock, and debt securities as may be issued upon conversion, exercise or exchange of convertible, exercisable or exchangeable securities being registered hereunder or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(6)	There are being registered hereunder such indeterminate (a) number of shares of common stock, $0.0001 par value per share (“common stock”), (b) number of shares of preferred stock, $0.0001 par value per share (“preferred stock”), (c) principal amount of debt securities, (d) number of warrants to purchase common stock, preferred stock or debt securities; (e) number of rights to purchase common stock, preferred stock, debt securities, warrants, or units, and (f) number of units consisting of common stock, preferred stock, debt securities, warrants, rights, or any combination thereof, as shall have an aggregate initial offering price not to exceed $250,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $250,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate number of common stock, preferred stock, and debt securities as may be issued upon conversion, exercise or exchange of convertible, exercisable or exchangeable securities being registered hereunder or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(7)	There are being registered hereunder such indeterminate (a) number of shares of common stock, $0.0001 par value per share (“common stock”), (b) number of shares of preferred stock, $0.0001 par value per share (“preferred stock”), (c) principal amount of debt securities, (d) number of warrants to purchase common stock, preferred stock or debt securities; (e) number of rights to purchase common stock, preferred stock, debt securities, warrants, or units, and (f) number of units consisting of common stock, preferred stock, debt securities, warrants, rights, or any combination thereof, as shall have an aggregate initial offering price not to exceed $250,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $250,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate number of common stock, preferred stock, and debt securities as may be issued upon conversion, exercise or exchange of convertible, exercisable or exchangeable securities being registered hereunder or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

Estimated solely for the purpose of calculating the registration fee.